                                      LOGO
                                 COMPUCOM (TM)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 25, 1995

TO THE STOCKHOLDERS:


   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CompuCom Systems, Inc. (the "Company") will be held at the Bristol Suites Hotel at 7800 Alpha Road, Dallas, Texas 75240 on Thursday, May 25, 1995 at 2:00 p.m., local time, for the following purposes:

       1. To elect nine directors;

       2. To consider and vote on a proposal to amend the 1993 Stock Option
   Plan;

       3. To consider and vote on a proposal to adopt the Stock Option Plan for Directors; and

       4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


   The Board of Directors has established the close of business on April 7, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.


                                             By order of the Board of Directors,

                                             /s/ James A. Ounsworth
                                             ----------------------------------
                                             JAMES A. OUNSWORTH
                                             Secretary

10100 North Central Expressway
Dallas, TX 75231
April 24, 1995

                            COMPUCOM SYSTEMS, INC.

                        10100 North Central Expressway
                               Dallas, TX 75231

                               PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board") of CompuCom Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 25, 1995 (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The Company intends to mail this Proxy Statement and related form of Proxy to stockholders on or about April 24, 1995.


VOTING SECURITIES

   Only the holders of shares of common stock, par value $.01 per share (the "Common Stock"), and Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Stock") of the Company of record at the close of business on April 7, 1995 (cumulatively, the "Shares") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 33,987,764 shares of Common Stock and 2,000,000 shares of Series B Stock outstanding and entitled to be voted at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by the stockholders or, if no instructions are given, to vote as recommended by the Board. Each stockholder has one vote per Share on all business of the Annual Meeting, except that in the election of directors each share of Series B Stock has the right to cast five votes for each share of Common Stock into which such Series B Stock could then be converted. Each share of Series B Stock is convertible into 1.477104 shares of Common Stock.

   The nine nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors. The approval of the adoption of the amendment to the 1993 Stock Option Plan requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present, either in person or by proxy, and voting on such plan. The approval of the adoption of the Stock Option Plan for Directors requires a majority of the votes cast thereon. A majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.


REVOCABILITY OF PROXY

   Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.


PERSONS MAKING THE SOLICITATION

   The solicitation of this Proxy is made by the Company. The cost of soliciting Proxies on behalf of the Board of Directors, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies on behalf of the Board of Directors in person, by mail, or by telephone.

STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

   Stockholders intending to present proposals at the next Annual Meeting of Stockholders to be held in 1996 must notify the Company of the proposal no later than December 26, 1995.


SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of April 7, 1995, the Company's Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and the number of shares of Common Stock owned beneficially by each director, by each named executive officer, and by all executive officers and directors as a group. In addition to the information regarding the Company's Common Stock listed below, as of April 7, 1995, there were 2,000,000 shares of Series B Stock issued and outstanding. All of such Series B Stock is owned of record by Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"), and consequently is beneficially owned by Safeguard.

                                                              Number of      Percent
                                                                Shares         of
                                                               Owned(1)       Class
                                                            ------------    ---------
Safeguard Scientifics, Inc. 800 The Safeguard Building,
  435 Devon Park Drive Wayne, PA 19087(2) ................    24,217,392      65.6%
Massachusetts Mutual Life Insurance Company 1295 State
  Street Springfield, MA 01111(3) ........................     4,545,454      11.8%
Froley, Revy Investment Co., Inc. 10900 Wilshire
  Boulevard, Suite 1050 Los Angeles, CA 90024-6594(4) ....     2,272,727       6.3%
James W. Dixon(5)  .......................................       386,350       1.1%
Edward R. Anderson(5)  ...................................       505,000       1.5%
Daniel F. Brown(5)(6) ....................................       752,546       2.2%
Michael J. Emmi(5) .......................................         2,500          *
Richard F. Ford(7)  ......................................     1,011,500       3.0%
Ira M. Lubert(5)  ........................................       250,000          *
Warren V. Musser(8)  .....................................       409,147       1.2%
Edward N. Patrone(5)  ....................................         7,500          *
Charles A. Root  .........................................        50,000          *
Jean C. Tempel(9)  .......................................        17,000          *
Robert J. Boutin(5)(6)  ..................................       147,033          *
Philip W. Wise(5)  .......................................        21,402          *
Executive officers and directors as a group (12 persons)(10)   3,559,978      10.0%

- ------
*  Less than 1%

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the Shares (except for Shares held jointly with spouse).

(2) Safeguard Scientifics (Delaware), Inc. ("Safeguard Delaware"), a wholly owned subsidiary of Safeguard, is the record owner of 19,832,984 shares of Common Stock and 2,000,000 shares of Series B Stock, which are presently convertible into 2,954,208 shares of Common Stock. CompuShop Incorporated, a wholly owned subsidiary of Safeguard Delaware, is the record owner of 1,333,333 shares of Common Stock. Consequently, such shares are beneficially owned by Safeguard, which is the parent of the Company by virtue of its share ownership at April 7, 1995. All of the Shares beneficially owned by Safeguard have been pledged by Safeguard as collateral under its bank line of credit. Safeguard also may be deemed to beneficially own an additional 96,867 Shares of Common Stock which are held by Radnor Venture Partners, L.P., a venture capital fund managed by a subsidiary of Safeguard. Safeguard disclaims beneficial ownership of all but its derived proportionate pecuniary interest as a general partner in the Shares held by Radnor Venture Partners, L.P.

(3) As reflected in Schedule 13G filed with the Securities and Exchange Commission in October 1992, Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors and MassMutual Participation Investors own $5.5 million, $3 million and $1.5 million, respectively, of the Company's

     9% Convertible Subordinated Notes due September 24, 2002, which are convertible into 2,500,000, 1,363,636, and 681,818 Shares of the Company's Common Stock, respectively. Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors and MassMutual Participation Investors, which may be deemed to be members of a group, disclaim beneficial ownership of Shares of the Company's Common Stock.

(4) As reflected in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission, Froley, Revy Investment Co., Inc. is the holder of $5 million of the Company's 9% Convertible Subordinated Notes due September 24, 2002, which are convertible into 2,272,727 Shares of the Company's Common Stock.

(5) Includes for Messrs. Dixon, Anderson, Brown, Emmi, Lubert, Patrone, and Boutin 386,250 Shares, 155,000 Shares, 700,000 Shares, 2,500 Shares, 250,000 Shares, 7,500 Shares, and 102,000 Shares, respectively, which may be acquired pursuant to stock options which are currently exercisable or which will become exercisable by June 6, 1995.

(6) Includes for Messrs. Brown and Boutin 16,667 Shares and 13,333 Shares, respectively, which may be acquired upon the exercise of currently exercisable warrants to purchase Common Stock.

(7) Includes 2,000 Shares held by Mr. Ford's spouse and 987,500 Shares held by Gateway Venture Partners III, L.P. Mr. Ford, as Managing General Partner of Gateway Associates III, L.P., the general partner of Gateway Venture Partners III, L.P., may be deemed to be the beneficial owner of the 987,500 Shares held by Gateway Venture Partners III, L.P.

(8) Includes 25,564 Shares held by a charitable foundation of which Mr. Musser is an officer and director. Excludes 24,217,392 Shares beneficially owned by Safeguard, for which Mr. Musser serves as Chairman of the Board, President and Chief Executive Officer. Mr. Musser disclaims beneficial ownership of the Shares beneficially owned by the charitable foundation and by Safeguard.

(9) Includes 2,000 Shares held by Ms. Tempel's spouse. Ms. Tempel disclaims beneficial ownership of the Shares held by her spouse.

(10) Includes 1,603,250 Shares which may be acquired upon exercise of stock options which are currently exercisable or which will become exercisable by June 6, 1995 and 30,000 Shares which may be acquired upon exercise of currently exercisable warrants to purchase Common Stock.


   At April 7, 1995, Messrs. Musser and Root and Ms. Tempel each beneficially owned approximately 12.7%, 1.1% and 1.0%, respectively, of the outstanding common stock of Safeguard. Other than Messrs. Musser and Root and Ms. Tempel, no executive officers or directors of the Company owned any of Safeguard's outstanding common stock at such date.

                           I. ELECTION OF DIRECTORS

   It is intended that the persons named as Proxies for this Annual Meeting will vote in favor of the election of the following nominees as directors of the Company to hold office until the Annual Meeting of Stockholders in 1996 and until their successors are elected and have qualified. Ms. Tempel has advised the Company that she will not stand for re-election. All of the nominees are presently serving as directors of the Company. Proxies may not be voted for more than nine directors. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors to be elected.

   The Board unanimously recommends that stockholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards. The nine nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.

                                                                               Has
                                                                              Been a
                              Principal Occupation and Business              Director
        Name                  Experience During Last Five Years               Since       Age
- ------------------   --------------------------------------------------    ----------    -----
James W. Dixon       Chairman of the Board of the Company(4) ..............    1988        48

Edward R. Anderson   President and Chief Executive Officer of the
                     Company(5) ...........................................    1993        48

Daniel F. Brown      Executive Vice President, Sales of the Company(6).....    1990        49

Michael J. Emmi      Chairman of the Board, Chief Executive Officer and
                     President, Systems & Computer Technology
                     Corporation, a provider of computing management
                     services and administrative applications software(1)..    1994        53

Richard F. Ford      Managing General Partner, GM Management Company
                     Limited Partnership and Gateway Associates III,
                     L.P., venture capital management companies(2)(3)(7)..     1991        58

Ira M. Lubert        Managing Director, Technology Leaders Management,
                     Inc. and Radnor Venture Management Company,
                     venture capital management companies(2)(3)(8) ........    1987        45

Warren V. Musser     Chairman of the Board, President and Chief
                     Executive Officer, Safeguard Scientifics, Inc., an
                     entrepreneurial, technology-based company(2)(3)(9) ...    1984        68

Edward N. Patrone    Business Consultant(1)(10) ...........................    1991        60

Charles A. Root      Executive Vice President, Safeguard Scientifics,
                     Inc.(1)(11) ..........................................    1986        62

- ------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Executive Committee.

(4)  Mr. Dixon is a director of Fisher Business Systems, Inc.

(5) Mr. Anderson served as Chief Operating Officer from August 1993 through December 1993 and has served as President and Chief Executive Officer of the Company since January 1994. Prior to joining the Company, Mr. Anderson served from May 1988 to July 1993 as President and Chief Operating Officer of Computerland Corporation (now known as Vanstar), a computer reseller.

(6) Mr. Brown has held the position of Executive Vice President, Sales since February 1989, when he was promoted from Vice President-Sales.

(7) Mr. Ford is a director of Stifel Financial Corporation and D&K Wholesale Drug, Inc.

(8) Mr. Lubert is a director of National Media Corporation. Mr. Lubert has been a Managing Director of Technology Leaders Management, Inc. since December 1991 and Radnor Venture Management Company since July 1989.

(9) Mr. Musser is Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc. and is a director of Coherent Communications Systems Corporation and Tangram Enterprise Solutions, Inc. Mr. Musser also serves on a variety of civic, educational and charitable Boards of Directors including The Franklin Institute, the Board of Overseers of The Wharton School, and the Wistar Institute of Anatomy and Biology, acts as Vice Chairman of the Eastern Technology Council, and was Chairman of the 1994 United Way Campaign for the Philadelphia metropolitan area. Mr. Musser served as Vice Chairman of the Company's Board from June 1988 until March 1991.

(10) Mr. Patrone served as President and Chief Executive Officer of Paper Corporation of America, a distributor of paper products, from 1988 until his retirement in 1991.

(11) Mr. Root served as Vice Chairman of the Board from June 1988 until March 1991. Mr. Root is Chairman of the Board of Coherent Communications Systems Corporation and Tangram Enterprise Solutions, Inc.


DIRECTORS' COMPENSATION

   Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. In 1994, each director who was not an employee or consultant of the Company, its subsidiaries or Safeguard, received an annual cash retainer of $6,000, payable quarterly in arrears, and $1,200 for each Board meeting attended, payable quarterly in arrears. Directors also were reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

   Subject to stockholder approval of the Stock Option Plan for Directors described below in Proposal III, in May 1994, Mr. Emmi was granted an option under the Company's Stock Option Plan for Directors to purchase 10,000 shares of Common Stock at an exercise price of $4.75 per share.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Board held five meetings in 1994. The Company's Board has appointed standing Compensation, Executive and Audit Committees. The Compensation Committee reviews and approves management's recommendations for compensation levels, including incentive compensation for all executive officers, and administers the Company's stock option plans. The Compensation Committee met five times during 1994. The Executive Committee, which did not meet during 1994, is authorized to act upon all matters with respect to the management of the business and affairs of the Company, except that its authority to authorize and approve transactions is limited to up to $5 million in the aggregate between meetings of the Board. The Audit Committee recommends the firm to be appointed as independent certified public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent certified public accountants, reviews with management and the independent certified public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company, and reviews the non-audit services to be performed by the independent certified public accountants. The Audit Committee met once during 1994. The Company does not have a nominating committee or any committee performing similar functions. All of the directors attended at least 75% of the total number of Board and Committee meetings of which they were members during the period in which they served as a director, except Mr. Emmi who missed one of two meetings during the period in 1994 in which he served as a director.

                  REPORT OF THE BOARD COMPENSATION COMMITTEE

   The Compensation Committee of the Board (the "Compensation Committee") reviews and approves compensation levels recommended by management, including incentive compensation, for the executives of the Company, and administers the Company's stock option plans. Messrs. Ford, Lubert and Musser currently constitute the Compensation Committee.

EXECUTIVE COMPENSATION POLICIES

   The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in the Company, and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company. The Company has structured its executive compensation program to support the strategic goals and objectives of the Company.

   Base compensation levels and benefits are initially established for new executives on the basis of a combination of factors, including a review of various published industry salary surveys which include many, but not all, of the companies included in the Company's peer group in the Stock Performance Graph which follows, and certain subjective factors, including reference to experience and achievements of the individual and the level of responsibility to be assumed in the Company. Any salary increases that are approved by the Compensation Committee are generally awarded at year-end based on a review of the level of achievement of financial and strategic objectives as defined in the Company's annual strategic plan, and individual performance and contributions to the achievement of the Company's objectives. Annual cash bonuses are intended to create an incentive for executives who significantly contribute to and influence the Company's strategic plans and are responsible for the Company's performance. The aim is to focus executives' attention on areas such as profitability and asset management, encourage teamwork, and tie executive pay to corporate performance goals which are consistent with the long-term goals of stockholders and other investors. Bonuses are awarded based on the achievement of annual financial and strategic goals as approved by the Compensation Committee at the beginning of each year, which goals may include a target range of pretax earnings, earnings per share, return on equity, or some other objective measurement that is consistent with long- term stockholder goals. The Compensation Committee approves a target range for specific financial and/or strategic goals, and a range of potential bonus amounts for each executive, stated as a percentage of base salary. Ranges of potential bonuses are determined based upon the executive's ability to impact the Company's performance, and actual bonuses are awarded at year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement. For fiscal 1994, the Compensation Committee determined that bonuses would be awarded based solely upon a target range for annual pretax earnings.

   Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's stockholders and other investors and to encourage executives and key employees to remain in the Company's employ. Grants are not made in every year, but are awarded subjectively based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of the Company's financial and strategic objectives as defined in the Company's annual plan, and the Company's achievement of its financial and strategic objectives, which may include the goals described above and developing strategic alliances, identifying and exploiting markets, expanding existing market share and penetration, expanding operating capabilities, and improving net operating margins, productivity of sales representatives and return on equity.

COMPANY POLICY ON QUALIFYING COMPENSATION

   Internal Revenue Code section 162(m), adopted in 1993, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table which is not "performance-based" as defined in section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under section 162(m), the Compensation Committee's discretion to grant awards must be strictly limited. The Compensation Committee believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Compensation Committee does not currently intend to seek to qualify any of its incentive compensation plans under section 162(m).

CEO COMPENSATION

   Mr. Anderson was awarded a bonus for 1994 equal to 100% of his target bonus. This decision was based on the Company achieving 1994 pretax earnings equal to 100% of the target. In August 1993, the Company sold 350,000 shares of its Common Stock to Mr. Anderson. The sale was not consummated in accordance with the objectives of the Compensation Committee and as a result, it was rescinded. Following such rescission, the Compensation Committee authorized the grant to Mr. Anderson of a fully vested option to purchase 350,000 shares of the Company's Common Stock under the 1993 Stock Option Plan. This grant was made in order to accomplish the original objectives of the Compensation Committee in connection with the compensation arrangements approved at the time Mr. Anderson joined the Company in 1993.

OTHER EXECUTIVE COMPENSATION

   The Compensation Committee approved executive cash bonuses equal to 100% of the target bonus amounts. As noted above under discussion of the CEOs compensation, these decisions were based on the Company's pretax earnings being equal to 100% of the target. The Compensation Committee also granted options under the Company's 1993 Stock Option Plan to certain of its executives and employees. Certain of these options were granted in order to establish appropriate relative numbers of options held by each executive and employee based on their current responsibilities.

By the Compensation Committee:

Warren V. Musser     Richard F. Ford     Ira M. Lubert

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

   The following table sets forth information concerning compensation paid during the last three fiscal years to the Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1994, and to one individual who resigned prior to December 31, 1994.

                          SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                              Annual Compensation                Compensation
                                  ------------------------------------------   --------------
                                                                                    Awards
                                                                               --------------
                                                                                  Securities
                                                               Other Annual       Underlying       All Other
  Name and Principal                 Salary         Bonus      Compensation      Options/SARS     Compensation
        Position           Year      ($)(1)        ($)(2)         ($)(3)             (#)             ($)(4)
- --------------------------------------------------------------------------------------------------------------
Edward R. Anderson,        1994     $310,000      $310,000       $608,874          350,000           $1,938
President and Chief
Executive Officer(5)       1993      121,022       235,600             --          775,000                0

                           1992           --            --             --               --               --
- --------------------------------------------------------------------------------------------------------------
James W. Dixon,            1994     $310,000      $310,000             --                0           $3,143
Chairman of the Board
                           1993      310,000       471,200             --                0            4,497

                           1992      275,000       257,141             --                0            4,364
- --------------------------------------------------------------------------------------------------------------
Daniel F. Brown,           1994     $245,000      $220,500             --                0           $3,033
Executive Vice
President, Sales           1993      225,000       256,500             --                0            4,497

                           1992      205,000       143,765             --                0            3,908
- --------------------------------------------------------------------------------------------------------------
Robert J. Boutin,          1994     $200,000      $100,000             --           50,000           $2,932
Senior Vice President,
Finance and Chief          1993      150,000       114,000             --           50,000            3,032
Financial Officer
                           1992      125,000        58,441             --                0            2,409
- --------------------------------------------------------------------------------------------------------------
Philip W. Wise, Former     1994     $210,000      $ 84,375             --                0           $3,035
Executive Vice
President(6)               1993      175,000       133,000             --                0            3,478

                           1992      140,000        65,454             --          100,000            2,800
- --------------------------------------------------------------------------------------------------------------

(1) Includes annual compensation which has been deferred by the named executives pursuant to the Company's 401(k) matched savings plan.

(2) A portion of the cash bonus paid for services rendered in each year was paid the following fiscal year.


(3) The amount reported for Mr. Anderson includes, among other things, relocation expenses totaling $592,133. While other named executives enjoy certain similar perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such executive salary and bonus.

(4) The stated amounts represent Company matching contributions made under its 401(k) matched savings plan.

(5)  Mr. Anderson joined the Company in August 1993.

(6)  Mr. Wise resigned his position in October 1994.

STOCK OPTIONS

   The following tables set forth information with respect to (i) individual grants of stock options to the Company's Chief Executive Officer and each of the other named executive officers during the last fiscal year, (ii) options exercised during fiscal year 1994, and (iii) the number of unexercised options and the value of unexercised in-the-money options at December 31, 1994.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

- -----------------------------------------------------------------------------------------------------------------
                                                                                       Potential Realizable Value
                                                                                        at Assumed Annual Rates
                                                                                      of Stock Price Appreciation
                                 Individual Grants                                         for Option Term(1)
- -----------------------------------------------------------------------------------------------------------------
                        Number of        % of Total
                        Securities      Options/SARS
                        Underlying       Granted to      Exercise or
                       Options/SARs     Employees in     Base Price     Expiration         5%            10%
        Name           Granted (#)      Fiscal Year       ($/Sh)(2)        Date            ($)           ($)
- ----------------------------------------------------------------------------------------------------------------
Edward R. Anderson      350,000(3)          56.7%          $3.375        08/30/04       $742,882      $1,882,608
- ----------------------------------------------------------------------------------------------------------------
James W. Dixon                0               --               --              --             --              --
- ----------------------------------------------------------------------------------------------------------------
Daniel F. Brown               0               --               --              --             --              --
- ----------------------------------------------------------------------------------------------------------------
Robert J. Boutin         50,000(4)           8.1%          $4.125        06/13/04       $129,710      $  328,709
- ----------------------------------------------------------------------------------------------------------------
Philip W. Wise                0               --               --              --             --              --
- ----------------------------------------------------------------------------------------------------------------

(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to five years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of Common Stock of the Company.

(2) All options have an exercise price at least equal to the fair market value of the shares subject to each option on the date of grant.

(3) This option was granted in August 1994 and was fully vested and exercised on the date of grant. The option exercise price was paid by delivery of a full recourse promissory note.

(4) This option was granted in June 1994, vests 20% each year commencing on January 2, 1995, has a ten-year term, and continues vesting and remains exercisable so long as employment with the Company or one of its subsidiaries continues. The option exercise price may be paid in cash or, in the discretion of the Compensation Committee, by (i) delivery of previously acquired shares, or (ii) same day sales, i.e. cashless broker's exercises. The Compensation Committee also may elect to cash-out all or part of the portion of the option to be exercised by paying optionee an amount, in cash or stock, equal to the excess of the fair market value of the stock over the exercise price on the effective date of such cash-out.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

- -------------------------------------------------------------------------------------------------------
                                                     Number of Securities
                                                    Underlying Unexercised      Value Of Unexercised
                         Shares                          Options/SARs         in-the-Money Options/SARs
                      Acquired on       Value      at Fiscal Year-End (#)     at Fiscal Year-End ($)(1)
        Name          Exercise (#)   Realized($)  Exercisable  Unexercisable  Exercisable Unexercisable
- -------------------------------------------------------------------------------------------------------
Edward R. Anderson      350,000              0      155,000       620,000      $        0     $     0
- -------------------------------------------------------------------------------------------------------
James W. Dixon                0             --      461,250             0      $  738,871     $     0
- -------------------------------------------------------------------------------------------------------
Daniel F. Brown               0             --      700,000             0      $1,180,500     $     0
- -------------------------------------------------------------------------------------------------------
Robert J. Boutin         22,000       $104,500       80,000        94,000      $  118,860     $39,500
- -------------------------------------------------------------------------------------------------------
Philip W. Wise          100,000       $205,375            0        90,000               0     $87,250
- -------------------------------------------------------------------------------------------------------

(1) The value of unexercised in-the-money options is calculated based upon (i) the fair market value of the stock at December 30, 1994 less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 30, 1994, the fair market value was $3.125.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

   In 1991, the Company entered into an employment agreement with Daniel F. Brown providing for his employment through March 1, 1996 as an officer of the Company at a minimum annual base salary of $185,000. The agreement provides for Mr. Brown's participation in management bonuses, requires the Company to obtain a term life insurance policy in the amount of $185,000 payable to Mr. Brown's designated beneficiary, and affords him other standard benefits awarded to other senior management.

                           STOCK PERFORMANCE GRAPH

   The following chart compares the cumulative total stockholder return on the Company's Common Stock for the period December 31, 1989 through December 31, 1994 with the cumulative total return on the NASDAQ Index and the cumulative total return for a peer group index for the same period. The peer group consists of SIC Code 5045 -- Computer, Peripheral Equipment and Software Wholesalers.

                      CompuCom Stock Performance Analysis
                                   1989-1994

                      Value Including Reinvested Dividends

    1989         1990         1991         1992         1993         1994
350 -----------------------------------------------------@-------------------
    -------------------------------------------------------------------------
300 -----------------------------------------------------#-------------------
    --------------------------------------------------------------------@----
250 -------------------------------------------------------------------------
    -------------------------------------------------------------------------
200 ---------------------------@------------@#--------------------------#----
    ----------------------------------------*------------*--------------*----
150 ---------------------------#---------------------------------------------
    --------------@------------*---------------------------------------------
100 @*#----------------------------------------------------------------------
    --------------*#---------------------------------------------------------
 50 -------------------------------------------------------------------------
    -------------------------------------------------------------------------
  0 -------------------------------------------------------------------------

 @ = Compucom              * = NASDAQ      # = Peer Group

                    1989      1990      1991      1992      1993      1994
                    ----      ----      ----      ----      ----      ----
Compucom            100       116       199       194       359       277
NASDAQ              100        85       136       159       181       177
Peer group          100       88.96     168.35    190.09    305.73    197.75

The comparison assumes that $100 was invested on December 31, 1989 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of its business and has not paid cash dividends on its Common Stock.

                             CERTAIN TRANSACTIONS

   In August 1993, Edward R. Anderson joined the Company as Chief Operating Officer. As a partial condition for his accepting employment, the Company provided Mr. Anderson with a bridge loan of $194,816 evidenced by a promissory note which bears interest at 1% in excess of the prime rate. The principal and accrued interest on this note was payable within seven days of the sale of his California residence. In December 1994, Mr. Anderson paid in full the outstanding principal balance and accrued interest of $15,091.

   In August 1993, Mr. Anderson also delivered to the Company in payment of the purchase price of 350,000 shares of Common Stock of the Company a full recourse, four-year promissory note in the amount of $1,093,750 which was secured by a pledge of the 350,000 CompuCom Shares. This sale was not consummated in accordance with the objectives of the Compensation Committee and as a result, it was rescinded and the note delivered by Mr. Anderson was canceled without obligation.

   In August 1994, Mr. Anderson delivered to the Company in payment of the purchase price of 350,000 shares of Common Stock of the Company which he acquired upon exercise of stock options a full recourse, four-year promissory note in the amount of $1,181,250 which is secured by a pledge of the 350,000 CompuCom Shares. Interest on the note accrues at the rate of 6% per annum and is payable annually beginning January 1, 1996. Principal is payable in two equal annual installments on August 31 in each of 1996 and 1997.

   In November 1994, the Company provided Mr. Dixon with a loan of $210,000 evidenced by a promissory note and secured by a lien on Mr. Dixon's home in Dallas, Texas. The promissory note bears interest at the prime rate. One-third of the principal amount of the note together with accrued interest was paid on March 31, 1995, and the remaining unpaid principal together with accrued interest is payable on the earlier of December 31, 1996 or Mr. Dixon's termination of employment. At the date of this Proxy Statement, the principal balance due on this note was $140,000.

   In October 1994, the Company provided Mr. Dixon with a bridge loan of $217,000 in connection with his relocation from Georgia to Texas. This loan is evidenced by a promissory note which bears interest at 1% in excess of the prime rate and is secured by a second mortgage on his Georgia residence. The principal and accrued interest on the note are payable within seven days of the sale of Mr. Dixon's residence in Georgia.

   The Company and Safeguard are parties to an Administrative Services Agreement pursuant to which Safeguard provides the Company with administrative support services for an annual fee equal to 1/4 of 1% of the Company's net sales, up to a maximum annual fee of $600,000, and the reimbursement of certain out-of-pocket expenses incurred by Safeguard in performing services under the agreement. The administrative support services include consultation regarding the Company's general management, investor relations, financial management, certain legal services, insurance programs administration, and tax research and planning. The annual administrative services fee does not cover extraordinary services provided by Safeguard to the Company or services which are contracted out. The agreement is subject to termination by the Company or Safeguard upon notice no later than ninety days prior to the end of any fiscal year. The Company expensed $600,000 during 1994 for these services.

   During 1994, Safeguard purchased 2,000,000 shares of Series B Cumulative Convertible Preferred Stock ('Series B Shares") from the Company. The Series B Shares are entitled to one vote for each share of Common Stock into which such Series B Shares may be converted, except that in the election of directors, the Series B Shares are entitled to five votes for each share of Common Stock into which such Series B Shares may be converted. In the event Safeguard's ownership of Company Common Stock falls below 40% (calculated before conversion of the Series B Shares), the voting right of the Series B Shares in the election of directors will be reduced to one vote per share of Common Stock into which such Series B Shares could be converted.

       II. PROPOSAL TO APPROVE AMENDMENT TO THE 1993 STOCK OPTION PLAN

   The Board believes that the following proposal to amend the 1993 Stock Option Plan is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR approval of this proposal. Proxies solicited by the Board will be so voted unless stockholders specify otherwise on their Proxy Cards.

BACKGROUND

   At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's 1993 Stock Option Plan which was adopted by the Board, subject to stockholder approval, in February 1995. The 1993 Stock Option Plan, as proposed to be amended, is hereinafter referred to as the "1993 Plan."

PROPOSED AMENDMENT TO THE 1993 PLAN

   The proposed amendment to the 1993 Plan authorizes an increase in the number of shares of Common Stock which may be issued upon exercise of options granted or to be granted under the 1993 Plan by 3,000,000 shares of Common Stock, from 1,750,000 to 4,750,000 shares of Common Stock in the aggregate.

   The Board believes that additional shares should be made available under the 1993 Plan for the granting of options in order to enable the Company to recruit and retain capable officers and employees. In February 1995, less than 150,000 shares remained available for the granting of options under the 1993 Plan. The Board awarded options in February 1995 for the purchase of 827,500 shares, which are expressly subject to stockholder approval of the amendment to the 1993 Plan. The balance of the newly authorized shares would be available for the granting of options to existing and future employees from time to time. The Company has no plans to make any material additional awards of options to officers or employees of the Company at this time.

   We direct your attention to Appendix A of this Proxy Statement, incorporated herein by reference, which contains a description of the material features of the 1993 Plan.

APPROVAL BY STOCKHOLDERS

   Approval of the adoption of the amendment to the 1993 Plan requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy, and voting on the 1993 Plan. If not so approved, then (i) the 1993 Plan in the form as approved by the stockholders at the 1993 Annual Meeting will remain in full force and effect;
(ii) options to purchase an aggregate of 947,500 shares issued to executives and other employees of the Company under the 1993 Plan will be void; and
(iii) the aggregate number of shares of Common Stock that are subject to options granted under the 1993 Plan will not exceed 1,750,000 shares of Common Stock.

         III. PROPOSAL TO APPROVE THE STOCK OPTION PLAN FOR DIRECTORS

   The Board of Directors believes that the following proposal to adopt the Stock Option Plan for Directors is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR approval of this proposal. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on their Proxy Cards.

BACKGROUND

   At the Annual Meeting, the stockholders will be asked to approve the Stock Option Plan for Directors (the "Directors' Plan") which was adopted by the Company's Board of Directors in May 1994, subject to stockholder approval. The Directors' Plan is designed to promote the interest of the Company and its stockholders by attracting and retaining highly qualified, independent directors with an investment interest in the Company's future success.

INITIAL GRANTS

   On May 26, 1994, the Company issued an option to purchase 10,000 shares of Common Stock at an exercise price of $4.75 per share to Director Emmi. The proposed Directors' Plan and the option granted to Director Emmi will not be effective unless and until stockholder approval is obtained.

   The following description of the proposed Directors' Plan is intended merely as a summary of the principal features of the Directors' Plan.

SHARES SUBJECT TO THE DIRECTORS' PLAN

   Subject to the adjustment provisions discussed below, the maximum number of shares of Common Stock which may be issued under the Directors' Plan is 100,000. Such shares may be authorized but unissued shares of Common Stock or previously issued but reacquired shares of Common Stock. Shares of Common Stock subject to options granted under the Directors' Plan which have lapsed or terminated may again be subject to options granted under the Directors' Plan. The closing price of the Company's Common Stock on the Nasdaq National Market on April 7, 1995 was $3.125 per share.

ELIGIBILITY; GRANT OF OPTIONS

   Options under the Directors' Plan are awarded only to directors who are not otherwise employed by the Company or the Company's affiliates ("Eligible Director"). In accordance with the proposed Directors' Plan, on May 26, 1994, one Eligible Director received an option to purchase 10,000 shares of Common Stock upon his election to the Company's Board, and each new Eligible Director elected to the Board after May 26, 1994 will receive, upon election to the Board, an option to purchase 10,000 shares of Common Stock ("Initial Grant"), subject to adjustment as described below.

   In addition to the Initial Grant, each Eligible Director elected to the Board on or before May 26, 1994 will receive under the Directors' Plan an option to purchase 2,000 shares of Common Stock ("Service Grant") on May 26, 1996, and each other Eligible Director elected to the Board after May 26, 1994 will receive a Service Grant on the second anniversary of his or her election as a director. Each Eligible Director will be entitled to an additional Service Grant at the end of every two years' service after the initial Service Grant.

   The number of options which may be granted to an Eligible Director under the Directors' Plan cannot exceed 20,000 options. On April 7, 1995, there were 3 directors eligible to participate in the Directors' Plan.

EXERCISE PRICE

   The option exercise price per share must be equal to the fair market value of the shares on the date of grant, which for purposes of the Directors' Plan is defined as the closing price on the Nasdaq National Market on the date of grant. The exercise price of the option must be paid in full, at the time of exercise, (i) in cash or its equivalent; (ii) in shares of Common Stock of the Company previously acquired by the optionee; (iii) in any combination of
(i) and (ii) above; or (iv) by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker to sell the underlying shares of Common Stock and promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price of the option. Shares of Common Stock previously acquired by an Eligible Director which are tendered in payment of the option price may be subject to certain holding period and other requirements as set forth in the Directors' Plan.

TERMS OF OPTIONS

   The Directors' Plan requires that each Eligible Director enter into a stock option agreement with the Company which incorporates the terms of the option.

   The term of an option under the Directors' Plan may not exceed ten years.
A director who becomes an employee of the Company or a consolidated subsidiary or whose service on the Board is terminated as a result of retirement after age 65 will continue to vest in, and to retain the right to exercise, the installments of his or her previously granted options in accordance with their terms. In the event of a director's death, the director's estate or the person or persons who acquired the right to exercise such director's options by bequest or inheritance may exercise any outstanding installments of such options which were exercisable as of the date of death within one year of the date of death. Following termination of service on the Board for any reason other than as specified above, a director may exercise any outstanding installments of an option which were exercisable as of the date of such termination within six months after such termination. In no event are options exercisable beyond their stated terms.

EXERCISABILITY

   Each Initial Grant and Service Grant will become exercisable in four equal installments beginning on the first anniversary of the date of grant.

TRANSFER OF OPTIONS

   Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, an option is exercisable solely by the optionee.

CERTAIN CAPITAL CHANGES

   In the event of any change in the number or class of shares of Common Stock outstanding by reason of a stock dividend, stock split, subdivision or combination of shares, the number and class of shares of Common Stock subject to the Directors' Plan and to options granted or to be granted under the Directors' Plan, and the exercise price of each outstanding option, will be proportionately adjusted.

   In the event of the liquidation, dissolution or reorganization of the Company, or a merger or consolidation in which the Company is not the surviving entity or in which the outstanding shares of Common Stock are converted into cash, securities or other property, upon exercise of an option, an optionee will receive for the total exercise price of the option only the amount of cash, securities or other property into which one share of Common Stock was converted or exchanged multiplied by the number of shares of Common Stock subject to such option.

TERM; AMENDMENTS

   The Board may terminate the Directors' Plan and may make modifications and amendments to the Directors' Plan, but the Board may not, without further approval by the holders of a majority of the outstanding shares present and entitled to vote on such issues, (a) change the number of shares for which options may be granted under the Directors' Plan in the aggregate or to any optionee (except as provided under the adjustment provisions described above); or (b) make any other material amendment to the Directors' Plan, provided that no stockholder approval will be required if Rule 16b-3, or any successor provision promulgated pursuant to Section 16 of the Securities Exchange Act of 1934 does not require stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

   Options granted under the Directors' Plan constitute "non-qualified" stock options under the Internal Revenue Code of 1986, as amended ("Code"), and will not qualify for any special tax benefits to the optionee. Under present Treasury Regulations, the Company's stock options are not deemed to have a readily ascertainable value. Accordingly, an optionee will not recognize any taxable income at the time he or she is granted a non-qualified stock option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the shares over the exercise price, which amount is subject to federal income tax withholding. Upon an optionee's sale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

   The Company will be entitled to a tax deduction in the amount and at the time that an optionee recognizes ordinary income with respect to an option.

   The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the Directors' Plan. No consideration has been given to the effects of state, local and other tax laws on the optionee or the Company. The summary also does not reflect the special tax rules applicable to optionees who could be subject to liability under Section 16(b) of the Securities Exchange Act of 1934.

ACCOUNTING ASPECTS OF THE DIRECTORS' PLAN

   Under generally accepted accounting principles as presently applied, there will be no charge to the Company's income in connection with the grant or exercise of an option under the Directors' Plan. Cash received by the Company as a result of the exercise of an option will be reflected as a credit to the Common Stock and paid-in-capital accounts on the balance sheet and will not be treated as income. Earnings per share may be affected as a result of the implementation of the Directors' Plan by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding common and common equivalent shares of the Company. This calculation will reflect the potential dilutive effect, using the treasury stock method, of outstanding stock options assumed to be exercised. When shares are actually issued as a result of exercise of the options, additional dilution of earnings per share may result.

APPROVAL BY STOCKHOLDERS

   The approval of the adoption of the Directors' Plan requires a majority of the votes cast thereon. If the proposal to adopt the Directors' Plan is not approved, then (i) the Initial Grant issued under the Directors' Plan to Director Emmi will be void and (ii) the Directors' Plan will be void.

                              NEW PLAN BENEFITS

   The following table sets forth the number of options which were granted under the 1993 Stock Option Plan and the Directors' Plan, which options are subject to stockholder approval at the 1995 Annual Meeting of the proposals contained in Items II and III above.

                                          1993 Plan        Directors' Plan      Dollar
         Name and Position            Number of Options   Number of Options  Value($)(1)
- ----------------------------------   -----------------   -----------------    ---------
Edward R. Anderson President and
  Chief Executive Officer .........             --                 --         $  --
James W. Dixon Chairman of the
  Board ...........................        300,000                 --             0
Daniel F. Brown Executive Vice
  President, Sales ................        150,000                 --             0
Robert J. Boutin Senior Vice
  President, Finance and Chief
  Financial Officer ...............             --                 --            --
Philip W. Wise Former Senior Vice
  President .......................             --                 --            --
Executive Officers as a Group  ....        450,000                 --             0
Non-Employee Directors as a Group               --             10,000             0
Director Nominees  ................             --                 --            --
Non-Executive Officer Employees as
  a Group .........................        377,500                 --             0

- ------------
(1) All options granted under the 1993 Plan and the Directors' Plan have an exercise price at least equal to the fair market value of the Common Stock as of the date of grant. As optionees must pay the exercise price to the Company to acquire the shares upon exercise of the option, the dollar value of benefits received by or allocated to the optionees on the grant date was zero.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Since 1987, the Company has retained KPMG Peat Marwick LLP as its independent public accountants, and it intends to retain KPMG Peat Marwick LLP for the current year ending December 31, 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from January 1, 1994 to December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except for one late filing on Form 4 by Mr. Dixon to report six transactions in connection with a qualified domestic relations order and one late filing on Form 5 by Mr. Boutin in connection with one transaction.

                                OTHER MATTERS

   The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

   The Company's Annual Report for 1994, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the stockholders but is not to be regarded as proxy solicitation material.


Dated: April 24, 1995

                                  APPENDIX A
                            1993 STOCK OPTION PLAN

BACKGROUND AND PROPOSED AMENDMENTS

   As set forth in Proposal II of this Proxy Statement, subject to approval by the Company's stockholders at the Annual Meeting, the Board has adopted an amendment to the 1993 Stock Option Plan, effective as of February 1995, increasing the number of shares of Common Stock authorized for issuance upon exercise of options granted or to be granted under the 1993 Stock Option Plan by 3,000,000 shares, from 1,750,000 shares to 4,750,000 shares in the aggregate. The 1993 Stock Option Plan, as proposed to be amended, is hereinafter referred to as the "1993 Plan." The following description of the 1993 Plan is intended merely as a summary of the principal features of the 1993 Plan.

PURPOSE OF THE 1993 PLAN

   The purpose of the 1993 Plan is to provide additional incentive to employees of the Company and its subsidiaries and to increase their proprietary interest in the success of the enterprise to the benefit of the Company and its stockholders.

SHARES SUBJECT TO THE 1993 PLAN

   Subject to the adjustment provisions discussed below, the maximum number of shares of Common Stock which may be issued under the 1993 Plan is 4,750,000. Such shares may be authorized but unissued shares of Common Stock or previously issued but reacquired shares of Common Stock. Shares subject to options which remain unexercised upon expiration, exchange of existing options, or earlier termination of such options will again become available for issuance in connection with stock options awarded under the 1993 Plan. The closing price of the Company's Common Stock on the Nasdaq National Market on April 7, 1995 was $3.125 per share.

ADMINISTRATION

   The 1993 Plan is administered by the Compensation Committee, which currently is composed of Directors Ford, Lubert and Musser. The Compensation Committee has the authority to interpret the 1993 Plan; to establish appropriate rules and regulations for the proper administration of the 1993 Plan; to select the persons to whom options should be granted; to determine the number of shares to be covered by such options, the times and dates at which such options shall be granted, and whether the options shall be ISOs or NQSOs; and generally to administer the 1993 Plan.

ELIGIBILITY

   Employees (including any directors who are also employees) of the Company or of any subsidiary who are significant contributors to the business of the Company and its subsidiaries are eligible to participate in the 1993 Plan. On April 7, 1995, there were approximately 150 persons considered eligible to participate in the 1993 Plan.

STOCK OPTIONS

   The 1993 Plan requires that each optionee enter into a stock option agreement with the Company which incorporates the terms of the option and such other terms, conditions and restrictions, not inconsistent with the 1993 Plan, as the Compensation Committee may determine.

   The option price will be determined by the Compensation Committee, but may not, with respect to ISOs, be less than the greater of 100% of the fair market value of the optioned shares of Common Stock or the par value thereof on the date of grant. If the grantee of an ISO under the 1993 Plan owns more than 10% of the total combined voting power of all shares of stock of the Company or of any parent or subsidiary of the Company, the option price cannot be less than 110% of the fair market value at the date of grant and the term of such option cannot be more than five years.

   The term of any other option granted under the 1993 Plan may not exceed ten years. Options will become exercisable in such installments and on such dates as the Compensation Committee may specify. The Compensation Committee may accelerate the exercise date of any outstanding options, in its discretion, if it deems such acceleration desirable. Any option held by an individual who dies while employed by the Company or any subsidiary, or whose employment with the Company and all subsidiaries is terminated, prior to the expiration date of such option, will remain exercisable by the former employee or his personal representative for a period of time following the employee's termination of employment or death as provided for in the 1993 Plan and the applicable option agreement. Options are not transferable except at death.

   The 1993 Plan provides that the aggregate fair market value (determined as of the time the ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by an optionee during any calendar year under the 1993 Plan and any other ISO plan of the Company, or any parent or subsidiary of the Company, cannot exceed $100,000.

   The option price is payable in cash or its equivalent or, in the discretion of the Compensation Committee, (i) in shares of Common Stock of the Company previously acquired by the optionee, provided that if such shares were acquired through exercise of an ISO, such shares have been held by the optionee for a period of not less than the statutory holding periods described in the Internal Revenue Code of 1986, as amended, (the "Code") on the date of exercise (which as of April 7, 1995 are two years from the date of grant of the ISO and one year following the date of transfer of the shares to the optionee), or if such shares were acquired through exercise of an NQSO, such shares have been held by the optionee for a period of more than one year on the date of exercise and provided further that each optionee may use the procedure described in this clause (i) only once during any six-month period; (ii) by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker to promptly sell the underlying shares of Common Stock and deliver to the Company the amount of sale proceeds necessary to pay the exercise price of the option; or (iii) by delivery of a full recourse promissory note. The Compensation Committee also may elect to cash-out all or part of the portion of the option to be exercised by paying optionee an amount, in cash or stock, equal to the excess of the fair market value of the stock over the exercise price on the effective date of such cash-out.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGERS AND OTHER EVENTS

   The number of shares issuable under the 1993 Plan and upon the exercise of options outstanding thereunder, and the exercise price of such options, are subject to adjustment in the event of a stock split, stock dividend or similar change in the capitalization of the Company. In the event of a merger, consolidation or other specified corporate transactions, options will be assumed by the surviving or successor corporation, if any. However, in the event of such a corporate transaction, the 1993 Plan also authorizes the Compensation Committee to terminate options to the extent they are not exercised prior to consummation of such a transaction, and to accelerate the vesting of options so that they are immediately exercisable prior to the consummation of the transaction.

DURATION AND AMENDMENT OF THE 1993 PLAN

   The Board may amend or modify the 1993 Plan at any time, but no such amendment or modification, without the approval of the stockholders, shall
(a) increase the amount of Common Stock on which options may be granted, except pursuant to the adjustment provisions of the 1993 Plan, (b) change the provision relating to the eligibility of employees to whom options may be granted, or (c) materially increase the benefits accruing to participants under the 1993 Plan; provided, however, that no stockholder approval will be required for an amendment or modification pursuant to (a) and (b) above if the applicable sections of the Code, and rules and regulations thereunder governing incentive stock options, do not require stockholder approval and, provided further, that no stockholder approval will be required for an amendment or modification pursuant to (c) above if Rule 16b-3, or any successor provision promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, does not require stockholder approval. The 1993 Plan will terminate on February 18, 2003 unless terminated earlier by the Board. No options may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms.

FEDERAL INCOME TAX CONSEQUENCES

   Based on the advice of counsel, the Company believes that under the Code, and the regulations and rulings thereunder, all as in effect on April 7, 1995, the normal operation of the 1993 Plan should generally have the federal income tax consequences described below.

INCENTIVE STOCK OPTIONS

   ISOs under the 1993 Plan are afforded favorable federal income tax treatment under the Code. If an option is treated as an ISO, the optionee will recognize no income upon the grant of the option and will recognize no income upon the exercise of the option except to the extent provided by the alternative minimum tax rules.

   Upon an optionee's sale of the shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. Under current law, capital gain is fully included in gross income and is taxed at the same rate as ordinary income, to the extent such tax rate on capital gain does not exceed 28%. Any loss on such sale will be treated as capital loss and thus may be used to offset up to $3,000 per year ($1,500 in the case of a married individual filing separately) of ordinary income.

   If the optionee disposes of the shares prior to the expiration of the one-year and two-year holding periods, the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after the exercise or as short-term capital gain if the sale is made earlier. If an option is treated as an ISO and the optionee does not sell the shares prior to the expiration of the one- year and two-year holding periods, the Company is not entitled to any federal income tax deduction with respect to the ISO.

NON-QUALIFIED STOCK OPTIONS

   All other options granted under the 1993 Plan are NQSOs and will not qualify for any special tax benefits to the optionee. Under present Treasury Regulations, the Company's stock options are not deemed to have a readily ascertainable value. Accordingly, an optionee will not recognize any taxable income at the time he or she is granted a NQSO. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the shares over the exercise price, which amount is subject to federal income tax withholding. Upon an optionee's sale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

   The Company will be entitled to a tax deduction in the amount and at the time that an optionee recognizes ordinary income with respect to the option, but generally only if the Company withholds the required amounts under the Code. Any required withholding in connection with the exercise of stock options under the 1993 Plan may, with the consent of the Compensation Committee, be satisfied by the optionee surrendering to the Company a portion of the shares issued upon exercise of his option or by delivering to the Company other shares of Common Stock of the Company.

   The 1993 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended to date. The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 1993 Plan. No consideration has been given to the effects of state, local and other tax laws on the optionee or the Company. The summary also does not reflect the special tax rules applicable to optionees who could be subject to liability under Section 16(b) of the Securities Exchange Act of 1934.

PROXY

                            COMPUCOM SYSTEMS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      I hereby constitute and appoint James W. Dixon and Edward R. Anderson, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side, and in their discretion, on all other matters which may properly come before the 1995 Annual Meeting of Stockholders of CompuCom Systems, Inc. to be held on May 25, 1995, and at any adjournments thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees to the Board of Directors, for the approval of the amendment to the 1993 Stock Option Plan, for the approval of the adoption of the Stock Option Plan for Directors, and as the proxies may determine in their discretion with regard to any other matter properly brought before the meeting.

        PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE
               AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE

I. Election of Directors:
  FOR            WITHHOLD            TO WITHHOLD AUTHORITY TO VOTE FOR ANY
all nominees     AUTHORITY           INDIVIDUAL WHILE VOTING FOR THE REMAINDER,
listed (except   to vote for all     STRIKE A LINE THROUGH THE NOMINEE'S NAME
as marked to     nominees            IN THE LIST BELOW:
the contrary)                        Nominees: James W. Dixon,
                                     Edward R. Anderson, Daniel F. Brown,
                                     Michael J. Emmi, Richard F. Ford, Ira M.
                                     Lubert, Warren V. Musser, Edward N.
                                     Patrone, and Charles A. Root

   | |             | |

II. Proposal to Approve an     III. Proposal to Approve the
    Amendment to the                Stock Option Plan for
    1993 Stock Option Plan          Directors

FOR    AGAINST    ABSTAIN      FOR    AGAINST    ABSTAIN

| |      | |       | |         | |      | |        | |


DATED:___________________________________, 1995

_______________________________________________
                 Signature

_______________________________________________
         Signature, if held jointly

THIS PROXY MUST BE SIGNED EXACTLY AS NAME
APPEARS HEREIN. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign in full corporate name by duly authorized officer.
If a partnership, please sign in partnership name by authorized person.

 _______________________________________________
|                                               |
| "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA   |
| PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"  |
|_______________________________________________|


            FOLD AND DETACH HERE


                Your Proxy vote is important, regardless of the
                           number of shares you own.

                Whether or not you plan to attend the meeting in
                person, please complete, date and sign the above
                 Proxy card and return it without delay in the
                               enclosed envelope.


               LOGO               COMPUCOM\TM\

                             COMPUCOM SYSTEMS, INC.
                             1993 STOCK OPTION PLAN




    1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to provide additional incentive, in the form of stock options which may be either incentive stock options or non-qualified stock options, to employees (as described in Section 4 hereof) of CompuCom Systems, Inc., a Delaware corporation, (the "Corporation") and its subsidiaries whose judgment, initiative and efforts contribute significantly to the successful operation of the Corporation's business, and to increase their proprietary interest in the success of the enterprise to the benefit of the Corporation and its stockholders.

    2. Definitions. When used in this Plan, unless the context otherwise requires:

        (a) "ISO" shall mean a stock option which, at the time such option is granted, qualifies as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        (b) "NQSO" shall mean a stock option which, at the time such option is granted, does not qualify as an ISO as defined in the Code.

        (c) "Options" shall mean all ISOs and NQSOs which from time to time may be granted under this Plan.

        (d) "Share" shall mean a share of the common stock, $.01 par value, of the Corporation.

        (e) "Parent" shall mean any corporate parent of the Corporation, as defined in Section 424(e) of the Code.

        (f) "Subsidiary" shall mean any corporate subsidiary of the Corporation, as defined in Section 424(f) of the Code.

    3. Administration. The Plan shall be administered by a Committee of the Board of Directors ("Committee"), which shall consist of not less than two members of the Board of Directors ("Board") of the Corporation, who shall be appointed by, and shall serve at the pleasure of, the Board; provided that to the extent required by Rule 16b-3, or any successor provision ("Rule 16b-3"), of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by disinterested administrators within the meaning of Rule 16b-3. Each member of such Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Corporation.

    The Committee shall have full authority, subject to the terms of the Plan, to select the persons to whom ISOs or NQSOs may be granted under the Plan, to grant options on behalf of the Corporation, and to set the number of Shares to be covered by such Options, the times and dates at which such Options shall be granted and exercisable and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

    No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that whic may arise under any applicable standards set forth in the Corporation's by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.

    4. Eligibility. The class of employees who shall be eligible to receive Options under the Plan shall be the employees (including any directors who also are employees) of the Corporation or of any Subsidiary who, from time to time, contribute significantly to the management and growth of the business of the Corporation or of such Subsidiaries. More than one Option may be granted to an employee under the Plan.

    The Committee may require that the exercise of the Option shall be subject to the satisfaction of conditions relating to the Optionee's position and duties with the Corporation and the performance thereof.

    5. Amount of Stock. The stock to be offered for purchase pursuant to Options granted under this Plan shall be treasury or authorized but unissued Shares, and the total number of such Shares which may be issued pursuant to Options under this Plan shall not exceed 4,750,000 Shares, subject to adjustment as provided in Section 16 hereof. If any unexercised Options are exchanged for new Options, lapse or terminate for any reason, the Shares covered thereby may again be optioned.

    6. Stock Option Agreement. Each Option granted under this Plan shall be evidenced by an appropriate stock option agreement ("Agreement"), which Agreement shall expressly specify whether such Option is an ISO or NQSO and shall be executed by the Corporation and by the person to whom the Option is granted ("Optionee"). The Agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. Such terms and provisions may vary between Optionees or as to the same Optionee to whom more than one Option may be granted.

    7. Option Price. The exercise price under each Option granted hereunder shall be determined by the Committee in its discretion, provided, however, that the exercise price of an ISO shall in no event be less than an amount equal to the fair market value of the Shares subject to the ISO on the date of grant.

    8. Ten Percent Stockholders. If an Optionee owns more than ten percent of the total combined voting power of all shares of stock of the Corporation or of a Parent or Subsidiary at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110% of the fair market value of the Shares subject to the ISO on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this Section 8 shall not apply to the grant of NQSOs.

    9. Term and Exercise of Option. Each Option shall expire on such date as may be determined by the Committee with respect to such Option, but in no event shall any Option expire more than ten years from the date it is granted. The date on which an Option shall be granted shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized.

    Options shall be exercisable in such installments and on such dates, and/or upon the occurrence of such events, as the Committee may specify. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Except as provided in Section 11, no Option shall be exercised unless at the time of such exercise the Optionee is then an employee of the Corporation or any Subsidiary. Exercisable Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Corporation at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate Option price for such Shares. Only full Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

    The Option price shall be payable (a) in cash or its equivalent; (b) in the discretion of the Committee, in Shares previously acquired by the Optionee, provided that if such Shares were acquired through exercise of an ISO, such Shares have been held by the Optionee for a period of n less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Shares were acquired through exercise of an NQSO or of an option under a similar plan of the Corporation, such Shares have been held by the Optionee for a period of more than one year on the date of exercise, and further provided that the Optionee shall not have tendered Shares in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Corporation within six calendar months of the date of exercise; (c) in the discretion of the Committee, in any combination of (a) and (b) above; or (d) in the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Corporation and a broker, with irrevocable instructions to the broker to deliver to the Corporation on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option. In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be valued based upon the closing price of the Shares on the business date preceding tender if received prior to the close of the stock market and at the closing price on the date of tender if received after the stock market closes.

    If the applicable Agreement so provides, at the request of the Optionee, the Corporation shall loan the Optionee, upon exercise of an Option, an amount not in excess of the sum of (i) 100% of the exercise price of the Shares subject to that portion of the Option being exercised and (ii) any taxes due upon exercise of said portion of the Option. The Optionee shall furnish to the Corporation the

Optionee's personal, negotiable promissory note for the loan, bearing interest at a rate prescribed by the Committee (but not less than the lowest rate which will avoid imputation of interest under section 7872 of the Code) and including such other terms as the Committee shall prescribe. Any amounts outstanding under the note shall become due and payable in full upon the termination of the Optionee's employment by the Corporation or any subsidiary. The Optionee shall deliver the optioned Shares, endorsed in blank, to the Corporation, to be pledged to, and held by, the Corporation, as collateral to secure the loan. The Optionee shall remain personally liable to the Corporation or the Corporation's transferee for the repayment of said note. When the entire amount of the loan is repaid in cash or its equivalent, the Corporation shall deliver all certificates for Shares for which payment in full has been made to the Optionee.

    On receipt of a written notice to exercise, the Committee may, in its sole discretion, elect to cash-out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Shares, equal to the excess of the fair market value of the Shares over the exercise price (the "Spread Value") on the effective date of such cash-out.

    10. Maximum Value of ISOs. The aggregate fair market value of the Shares, determined as of the date of grant, with respect to which ISOs first become exercisable during any calendar year by an Optionee (under this Plan and any other plan of the Corporation or any Parent or Subsidiary) shall not exceed $100,000.

    11. Termination of Employment.

        (a) Except as set forth below, in the event of termination (voluntary or involuntary) for any reason of an Optionee's employment by the Corporation or any subsidiary, all Options granted hereunder to such Optionee, to the extent exercisable on the date of termination, or to any greater extent permitted by the Committee, may be exercised by the Optionee at any time within three months after the date of such termination, provided, however, that in no event shall any Option be exercisable after the expiration of its term.

        (b) If, however, the termination of employment is due to disability (as defined in Section 22(e)(3) of the Code), the Optionee shall have the privilege of exercising the unexercised Option to the extent such Option was exercisable on the date of such termination due to disabilit to any greater extent permitted by the Committee, within one year of such date, provided, however, that in no event shall any Option be exercisable after the expiration of its term.

        (c) If, however, the Optionee dies within three months of termination of employment or the termination of employment is due to the death of the Optionee while in the employ of the Corporation or a subsidiary, the estate of the holder or the person or persons who acquired the rig exercise such Option by bequest or inheritance, shall have the privilege of exercising the unexercised Option to the extent such Option was exercisable on the date of such termination, or to any greater extent permitted by the Committee, within one year of the earlier of the date of termination or the date of death, but in no event shall any Option be exercisable after the expiration of its term.

        (d) Notwithstanding the provisions of subparagraphs 11(a), 11(b) and 11(c) above, the Committee may determine with respect to any NQSO that such NQSO shall terminate at a time later than the expiration of such three-month or one-year periods, as set forth in the Agreement.

    12. Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Corporation to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

    If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the federa withholding tax, in whole or in part, by electing to have the Corporation withhold (or by delivering to the Corporation) Shares, which Shares shall be valued, for this purpose, at their fair market value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold Shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event Shares acquired under the exercise of an ISO are used to satisfy such withholding requirement, such Shares must have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the Determination Date. In the event Shares acquired through exercise of an NQSO or of an option under a similar plan are delivered by the Optionee to the Corporation to satisfy such withholding requirement, such Shares must have been held by the Optionee for a period of more than one year on the Determination Date. For Optionees subject to
Section 16 of the Exchange Act, to the extent required by Section 16, the election to have Shares withheld by the Corporation hereunder must be either (a) an irrevocable election made six months before the Determination Date; or (b) an irrevocable election where both the election and the Determination Date occur during one of the ten-day periods beginning on the third business day following the date of release of the Corporation's quarterly or annual summary finanicial data and ending on the twelfth business day following such release.

    13. Non-Assignability. Each Option granted under the Plan shall be non-transferable by the Optionee except by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him.

    14. Issuance of Shares and Compliance with Securities Acts. Within a reasonable time after exercise of an Option, the Corporation shall cause to be delivered to the Optionee a certificate for the Shares purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the Optionee to represent in writing to the Corporation that it is his then intention to acquire the Shares for investment and not with a view to distribution thereof and that such Optionee will not dispose of such Shares in any manner that would involve a violation of applicable securities laws. In such event, no Shares shall be issued to such holder unless and until the Corporation is satisfied with such representation. Certificates for Shares issued pursuant to the exercise of Options may bear an appropriate securities law legend.

    15. Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to Shares covered by his Option until the date of the issuance or transfer of the Shares to him and only after the exercise price for such Shares is fully paid either in cash, by the withholding or delivery of Shares, or by the delivery of a promissory note pursuant to Section 9 hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

    16. Stock Adjustments. In the event of a reorganization, recapitalization, change of shares, stock split, or spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it, in its sole discretion, deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan or in the purchase prices of outstanding Options, and such adjustments shall be effective and binding on the Optionee and the Corporation for all purposes of the Plan, provided, however, that no such adjustments shall be made to any ISO without the Optionee's consent if such adjustment would cause such ISO to fail to qualify as such under Section 422 of the Code.

    In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation, provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Corporation. If the Committee decides to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and any such outstanding Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to and including the date immediately preceding such termination. Notwithstanding the preceding sentence, as provided in Section 9 hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

    17. Adoption by Board and Approval by Stockholders. This Plan becomes effective on February 18, 1993 (the date the Plan was adopted by the Board), provided, however, that if the Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

    18. Termination and Amendment of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate on, and no Options shall be granted hereunder after, February 18, 2003. The Board shall have the power at any time, in its discretion, to amend, abandon or terminate the Plan, in whole or in part, provided that no such action shall affect any Options theretofore granted and then outstanding under the Plan. Nothing contained in this Section 18, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on February 18, 2003, which by their terms extend beyond such date.

    Any Plan amendment which would (a) increase the maximum number of Shares which may be issued under the Plan, except pursuant to Paragraph 16 above; (b) modify the requirements as to eligibility for participation in the Plan; or (c) materially increase the benefits accruing to participants under the Plan, shall not be effective unless approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan; provided, however, that no stockholder approval shall be required for an amendment or modification pursuant to (a) and (b) above if the applicable sections of the Code, and rules and regulations thereunder governing incentive stock options, do not require stockholder approval and, provided further, that no stockholder approval shall be required for an amendment or modification pursuant to (c) above if Rule 16b-3 does not require stockholder approval.

    19. Interpretation. A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Optionee, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Corporation and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

    20. Governing Law. With respect to any ISOs granted pursuant to the Plan and the Agreements thereunder, the Plan, such Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, the Agreements and any Options granted thereunder.

    21. Rule 16b-3 Compliance.

        (a) Additional Restrictions under Rule 16b-3. Unless an Optionee could otherwise transfer Shares issued hereunder without incurring liability under
    Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition the Shares issued upon exercise of the Option.

        (b) Compliance with Rule 16b-3. It is the intent of the Corporation that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any grant of Options to, or other transaction by, an Optionee who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Agreement relating to an Option does not comply with the requirements of Rule 16b-3 as then applicable to any such Optionee, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Committee shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any Agreement hereunder, or take other action if such authority would cause an Optionee's transactions under the Plan not to be exempt under Rule 16b-3.





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                             COMPUCOM SYSTEMS, INC.
                        STOCK OPTION PLAN FOR DIRECTORS

Section 1.  Purpose.

    The purpose of the Plan is to promote the interests of the Corporation and its stockholders by attracting and retaining highly qualified independent directors with an investment interest in the future success of the Corporation.

Section 2.  Definitions.

    Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section.

    (a) "Board" shall mean the Board of Directors of the Corporation.

    (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (c) "Corporation" shall mean CompuCom Systems, Inc., a Delaware corporation.

    (d) "Corporation's Affiliates" shall mean the Corporation's consolidated subsidiaries, Safeguard Scientifics, Inc. ("Safeguard"), and any consolidated subsidiary or affiliated partnership company of Safeguard. For purposes of this definition, an affiliated partnership company o Safeguard shall be defined as an entity controlled by Safeguard, directly or indirectly, through one or more intermediaries or through management of any venture capital fund.

    (e) "Director" shall mean any member of the Board.

    (f) "Fair Market Value" shall mean the closing price on the NASDAQ National Market or any other national securities exchange on the date of grant.

    (g) "Grantee" shall mean a person granted an Option under the Plan.

    (h) "Eligible Directors" shall mean Directors who are not also employees of the Corporation or the Corporation's Affiliates.

    (i) "Options" shall mean options granted under the Plan.

    (j) "Plan" shall mean this Stock Option Plan for Directors as set forth herein and as amended from time to time.

    (k) "Stock" shall mean shares of the common stock, $.01 par value, of the Corporation.




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

Section 3.  Shares of Stock Subject to the Plan.

    Subject to the provisions of Section 6, the Stock which may be issued pursuant to Options granted under the Plan shall not exceed 100,000 shares in the aggregate. Stock issuable upon the exercise of any Option may be authorized but unissued shares or reacquired shares of Stock. Shares of Stock subject to an Option which are not issued pursuant to the exercise of such Option shall be available for subsequent issuance under the Plan.

Section 4.  Grant of Options.

    (a) Eligibility; Grant. Only Eligible Directors of the Corporation shall receive Options under the Plan. Subject to the approval of the Plan by the stockholders of the Corporation and to the availability of Stock issuable under the Plan pursuant to Section 3 hereof, each Eligible Director who was elected to office on or after May 26, 1994, shall receive, and upon election, any Eligible Director who has not theretofore been a Director of the Corporation shall receive, an Option under the Plan to purchase 10,000 shares of Stock (the "Initial Grant"). Thereafter additional Options under the Plan to purchase 2,000 shares of Stock (the "Service Grants") shall be granted on May 26, 1996 to each Eligible Director elected to the Board on or before May 26, 1994 and to each other Eligible Director elected to the Board after May 26, 1994 on the second anniversary of his or her election as a Director. Thereafter, each Eligible Director will receive an additional Service Grant at the end of every two years' service following the initial Service Grant, provided, however, that the maximum number of shares of Stock subject to Options which may be granted to an Eligible Director under the Plan shall not exceed 20,000 shares of Stock. The Initial Grant and the Service Grants shall be subject to the availability of Stock issuable under the Plan pursuant to Section 3 hereof, shall be subject to adjustment as provided in Section 6 hereof, and shall not be subject to the discretion of any person or persons.

    (b) Exercise Price. The exercise price of each share of Stock subject to an Option shall equal the Fair Market Value of a share of Stock on the date such Option is granted. In the event the anniversary of an Eligible Director's election shall fall on a Saturday, Sunday or holiday the exercise price of each share of Stock subject to such Option shall equal the Fair Market Value of a share of Stock on the last trading day immediately preceding such date.

    (c) Term; Exercise. Each Option shall have a term of ten years from the date of Option grant. Each Initial Grant and Service Grant shall become exercisable in four equal installments of a whole number of shares of Stock on the first, second, third and fourth anniversaries of the date of grant of such Option.

Section 5.  Exercise of Options.

    Upon the exercise of any Option, the Grantee shall pay the exercise price of the shares of Stock being purchased (a) in cash or its equivalent; (b) in Stock previously acquired by the Grantee, provided that if such Stock was acquired




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

through exercise of an ISO, such Stock has been h by the Grantee for a period of not less than the holding period described in section 422(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), on the date of exercise, or if such Stock was acquired through exercise of an NQSO or of an option under a similar plan, such Stock has been held by the Grantee for a period of more than one year on the date of exercise, and further provided that the Grantee shall not have tendered Stock in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Corporation within six calendar months of the date of exercise; (c) in any combination of (a) and (b) above; or (d) by delivering a properly executed notice of exercise of the Option to the Corporation and a broker, with irrevocable instructions to the broker to deliver to the Corporation on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option. In the event the Option price is paid, in whole or in part, with Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of tender of the Stock so tendered in payment of such Option price.

    The number of shares of Stock which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares of Stock set forth in Section 3 hereof.

Section 6.  Certain Corporate Changes.

    (a) Stock Splits, Etc.. In the event of any change in the number or class of shares of Stock outstanding by reason of a stock dividend, stock split, subdivision or combination of shares, the number and class of shares of Stock subject to the Plan and to Options granted or to be granted under the Plan, and the exercise price of each outstanding Option, shall be proportionately adjusted (rounded to the nearest whole number of shares).

    (b) Corporate Reorganizations. In the event that the Corporation is to be dissolved or liquidated, or the Corporation is a party to a merger or consolidation with another corporation in which the Corporation will not be the surviving entity or in which the outstanding shares of St will be converted into cash, securities or other property, or in the event that the Corporation is a party to a reorganization, then upon exercise of the Options, the holder thereof shall be entitled only to receive for the exercise price thereof the amount of cash, securities or other property into or for which one share of Stock was converted or exchanged multiplied by the number of shares of Stock subject to such Option.

Section 7.  Termination of Directorship.

    Upon the Grantee ceasing to be an Eligible Director of the Corporation for any reason other than as a result of (i) the employment of such person by the Corporation or the Corporation's Affiliates (ii) the Grantee's death, or (iii) the Grantee's retirement after age 65, such Grantee's Options shall be terminated six months after such Grantee's so ceasing to be an Eligible Director, provided, however, that in no event shall the period extend beyond the expiration of the Option term. In no event shall any Option be exercisable for



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


more than the maximum number of shares of Stock that the Grantee was entitled to purchase at the date of the Grantee's so ceasing to be an Eligible Director.

    Upon the Grantee ceasing to be an Eligible Director as a result of the employment of such person by the Corporation or the Corporation's affiliates or as a result of the retirement of the Grantee after age 65, such Grantee shall retain the right to exercise the installments of his or her Options in accordance with the terms of this Plan, whether or not such installments were exercisable as of the date the Eligible Director became an employee or retired, provided, however, that the Options and the exercise of installments with respect thereto shall be subject to the same restrictions set forth in the first and third paragraphs of this Section 7 as if the Grantee had been an Eligible Director upon the occurrence of any of the events described therein.

    Upon the Grantee ceasing to be an Eligible Director as a result of death, the period during which such Grantee's estate or the person or persons who acquired the right to exercise such Option by bequest or inheritance, may exercise any outstanding installments of such Grantee's Options which were exercisable as of the date of such death shall not exceed one year from the date of death, provided, however, that in no event shall the period extend beyond the expiration of the Option term. In no event shall any Option be exercisable for more than the maximum number of shares of Stock that the Grantee was entitled to purchase at the date of death.

Section 8.  General Provisions.

    (a) Each Option grant shall be evidenced by a written instrument containing terms and conditions consistent with the Plan.

    (b) No Grantee, and no beneficiary or other persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

    (c) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee. Subject to the provisions of Section 7 hereof, in the event of a Grantee's death, his Options may be exercised by the Grantee's legal representatives.

    (d) Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Corporation shall not be required to issue or deliver any certificate for shares of Stock under this Plan prior to fulfillment of all of the following conditions:




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


          (1) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, upon the advice of counsel, deem necessary or advisable;

          (2) The obtaining of any other required consent, approval or permit from any state or federal governmental agency; and

          (3) The execution by the Grantee (or the Grantee's legal representative) of such written representation that counsel for the Corporation shall advise is necessary or advisable to the effect that the shares of Stock then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate legend in connection therewith.

    (e) In no event shall the Corporation be required to issue a fractional share hereunder.

Section 9.  Effective Date; Termination and Amendment.

    The Plan became effective on May 26, 1994, the date of its adoption by the Board, subject to the approval of the Corporation's stockholders at its 1995 Annual Meeting.

    The Board may terminate the Plan or make such modifications or amendments to the Plan as it shall deem advisable, provided, however, that the Board may not, without the affirmative vote of the holders of a majority of the outstanding shares present, or represented and entitled to vote on such issues, at a meeting held in accordance with Delaware law or, alternatively, without the written consent of the holders of a majority of the outstanding shares entitled to vote on such issues: (a) change the number of shares for which Options may be granted under the Plan in the aggregate or to any Grantee (except as provided in Section 6 hereof) or (b) make any other material amendment to the Plan, provided, however, that no stockholder approval shall be required for an amendment or modification pursuant to Section 9(b) if Rule 16b-3, or any successor provision promulgated pursuant to Section 16 of the Securities Exchange Act of 1934 does not require stockholder approval.



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